EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Cellegy Pharmaceuticals, Inc. for the registration of 2,142,063 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1997 with respect to the financial statements of Cellegy Pharmaceuticals, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP

San Jose, California
February 11, 1998